EXHIBIT 10-A-3

                              HARTMARX CORPORATION

                      EMPLOYEE STOCK OPTION (Non-Qualified)
                             GRANTED PURSUANT TO THE
                            2006 INCENTIVE STOCK PLAN


         Section 1. Grant Date. This Employee Stock Option (the "Option") is granted ____________ (the "Grant Date"), pursuant and subject to all of the terms and conditions of the 2006 Incentive Stock Plan (the "Plan") of Hartmarx Corporation (the "Company").

         Section 2. Option Grant. The Company hereby grants to ____________ (the "Grantee") the Option to acquire a total of ______________________ shares of Company Common Stock (the "Common Stock") at the price of _________________ Dollars ($___________) per share, upon the terms and conditions hereinafter stated.

         Section 3. Option Term. This Option shall expire on ____________ (the "Expiration Date").

         Section 4. Exercise.

                  4.1 Generally. This Option shall first be exercisable, in whole or in part, after Grantee's unbroken period in the employ of the Company or a subsidiary (the "Employment Period") continues to and including the first anniversary of the Grant Date. If Grantee's Employment Period on any anniversary of the Grant Date equals or exceeds three years, 100% of this Option shall be exercisable; if two years, 67%; and if one year, 33%. However, this Option may not be exercised, in whole or in part, with respect to any fractional share.

                  4.2 Change In Control. Notwithstanding the foregoing, 100% of this Option shall become immediately exercisable in the event of any Change in Control, except a Management Change in Control which is not approved by the Board, provided, however, that 50% of the portion, if any, of this Option not previously exercisable pursuant to Subsection 4.1 hereof shall become immediately exercisable in the event of any Management Change in Control not approved by the Board but which is directly or indirectly attributable to, and with respect to which the first public announcement occurs after, the Board's receipt of a bona fide offer from any Person other than Grantee (or any Person acting in concert with Grantee) which, if accepted, would result in a Change in Control.

                  4.3 Definitions. (a) A "Change in Control" shall be deemed to have occurred if:

                  (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a merger or consolidation which would result in the record holders of the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in substantially the same proportions as their ownership immediately prior to such merger or consolidation at least 75% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; provided that this exclusion shall only apply to the percentage obtained by merger or consolidation and shall cease to apply in the event additional securities are purchased in another transaction; or

                  (ii) during any period of two consecutive years (not including any period prior to the date of the Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") (together with any new directors whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of at least 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved unless the initial assumption of office of such subsequently-elected or appointed director was in connection with
         (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a "tender offer" (as such term is used in Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (iii) a proposed merger or consolidation of the Company, or (iv) a request, nomination or suggestion of any one or more Beneficial Owners of voting securities of the Company representing 20% or more of the aggregate voting power of the voting securities of the Company or the surviving corporation, as applicable) cease for any reason to constitute at least 66 2/3% of the Board then in office; or

                  (iii) there is consummated a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation, other than a merger or consolidation which would result in the record holders of the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in substantially the same proportions as their ownership immediately prior to such merger or consolidation at least 75% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

                  (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Provided, however, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the combined voting power of the Company's outstanding securities immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

         (b) The term "Management Change in Control" means a Change in Control which occurs prior to the second anniversary of the Grant Date pursuant to which Grantee (alone or with others) acquires or retains, directly or indirectly, the power to direct or cause the direction of the management and policies of the Company (whether through the ownership of voting securities, by contract, or otherwise) and which is directly or indirectly attributable to a public announcement by Grantee (or others acting in concert with Grantee) of an intention to take actions which, if consummated, would constitute such Management Change in Control.

         (c) The term "Person" means any person (as defined in Section 3(a)(9) of the Exchange Act, as such term is modified in Sections 13(d) and 14(d) of the Exchange Act) other than (i) any employee plan established by the Company, (ii) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act) prior to the transaction resulting in the Change in Control,
(iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company.

         (d) The term "Beneficial Owner" means beneficial owner as defined in Rule 13d-3 promulgated under the Exchange Act.

         (e) The term "Board" means the Board of Directors of the Company.

         (f) The term "Committee" means the Compensation and Stock Option Committee of the Board, or successor thereto, as determined by the Board.

                  4.4 Other Acceleration. Notwithstanding the foregoing, 100% of this Option shall become immediately exercisable if Grantee's Employment Period terminates by reason of Grantee's Total Disability (as defined below), retirement from the Company or a subsidiary at or after becoming age 65, or death. Absence on approved leave shall not be considered a termination or break in service of Grantee's Employment Period.

                  4.5 Post-Termination Exercise. Any portion of this Option which is not exercisable at the time of Grantee's termination of employment from the Company or its subsidiaries shall be forfeited. Any portion of this Option which shall become exercisable shall, until exercised, continue to be exercisable for a period of three years (but not after the Expiration Date) after Grantee's retirement from the Company or a subsidiary at or after becoming age 65; otherwise (except as provided in Subsections 4.6, 4.7 and 4.8 hereof) for a period of 90 days after the end of Grantee's Employment Period (but not after the Expiration Date). Notwithstanding the foregoing if Grantee is a party to a written employment agreement with the Company, exercisability and termination of this Option upon termination of employment shall be governed by the provisions of such employment agreement.

                  4.6 Termination for Cause. In the event of Grantee's employment with the Company or a subsidiary is terminated for "Cause" (as defined in the Plan) all outstanding Options granted hereunder, whether or not exercisable, shall expire and be forfeit effective as of the date of such termination.

                  4.7 Total Disability. In the event Grantee leaves the employ of the Company or a subsidiary as a result of Grantee's Total Disability, this Option shall, until exercised, continue to be exercisable for a period of three years after the end of Grantee's Employment Period (but not after the Expiration
Date). Grantee's disability shall be deemed to be a "Total Disability" if (i) Grantee would qualify for a disability benefit under the long-term disability plan maintained by the Grantee's employer, or (ii) Grantee suffers from such other conditions as may be determined in the sole discretion of the Committee to constitute a disability.

                  4.8 Death. If the Grantee shall die within 90 days after the end of Grantee's Employment Period and any portion of this Option was exercisable on the date Grantee's Employment Period terminated, the executor of Grantee's estate or Grantee's heirs may exercise this Option (to the extent exercisable at the time of Grantee's death) at any time before the expiration of such 90 day period. If Grantee's Employment Period terminates by reason of Grantee's death, the executor of Grantee's estate or Grantee's heirs may exercise this Option (to the extent exercisable at the time of Grantee's death) within three years after the date of Grantee's death (but not after the Expiration Date).

                  4.9 Limitations. Exercise of this Option, and the issuance of any shares, shall be limited to the extent necessary to comply with all applicable laws and regulations and the applicable requirements of any securities exchange or similar entity.

         Section 5. Exercise Procedure. In order to exercise this Option, Grantee must give written notice thereof to the Company's Secretary at the Company's main office. The notice must (i) state the number of shares being purchased for cash (and the number of shares being acquired upon payment of shares of Common Stock which have been held by Grantee for not less than six months, if any); and (ii) be satisfactory in form and substance to the Company in all other respects. The notice must be accompanied by a check in the amount of any cash payment required to effect such exercise, and, if payment of all or any portion of the option price is made in shares of Common Stock which have been held by Grantee for not less than six months, the notice must be accompanied by stock certificates (endorsed in blank and in proper form to transfer ownership of such shares to the Company) representing shares having a cash value at the time of exercise equal to the amount of the cash payment in lieu of which such shares are being delivered. If it is determined that any agreement from Grantee is appropriate in order to comply with any registration, listing or other legal requirement applicable to the Company, Grantee will also be required to deliver such an agreement.

         Section 6. Tax Withholding. To the extent that Grantee's exercise of this Option results in income to Grantee for Federal or State income tax purposes, Grantee shall deliver to the Company at the time that Grantee exercises this Option the amount of any Federal and State withholding taxes as may be required for the Company to meet its minimum statutory withholding obligations under applicable tax laws and regulations as determined by the Company, and if Grantee fails to do so, the Company shall have the right to withhold the issuance of such whole number of shares of Common Stock as shall, when multiplied by the Fair Market Value (as defined in the Plan) of a share of Common Stock on the Vesting Date, be sufficient for such purpose.

         Section 7. Transferability. This Option is not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order, and may be exercised during the lifetime of Grantee only by Grantee or his legal representative as provided above, and after the death of Grantee only as provided above.

         Section 8. Rights of Grantee. Nothing herein contained shall confer on Grantee any right with respect to continued employment by the Company or a subsidiary, or interfere with the right of the Company or such subsidiary to terminate the employment of Grantee at any time or, except as to shares actually issued, confer any rights as a Company stockholder upon Grantee. Rights of grantees are governed by the Plan, under which the Committee may make adjustments necessary to reflect changes made in the Company's Common Stock.

                                           HARTMARX CORPORATION


                                           By
                                              ---------------------------------

                                                    Secretary